Exhibit 99.2

Medidata Solutions Provides Update on Tax Position and Litigation Settlement

NEW YORK--(BUSINESS WIRE)--March 5, 2012--Medidata Solutions (NASDAQ: MDSO), a leading global provider of SaaS clinical technology solutions that enhance the efficiency of clinical development, today announced an update with respect to its tax position and litigation settlement with DataSci.

Reversal of Income Tax Valuation Allowance

In its fourth quarter ended December 31, 2011, Medidata recorded a non-cash GAAP tax benefit of approximately $19 million, or $0.77 per diluted share, resulting from the reversal of the majority of the Company’s valuation allowance previously recorded against its net domestic deferred tax assets.

The recognition of this tax benefit follows from an accounting based determination that Medidata’s domestic operations have achieved sustainable profitability and are expected to continue to be profitable for a reasonable period. This non-cash tax benefit represents 87 percent of the valuation allowance previously recorded against the company’s net domestic deferred tax assets.

Medidata expects that its effective income tax rate will range from 38% to 42% and its cash income tax expense will range from 28% to 32% of its taxable income for 2012.

“We are very pleased to have achieved sustainable profitability as defined by GAAP and expect to continue to deliver profitable growth for the foreseeable future,” said Cory Douglas, chief financial officer.

Litigation Settlement with DataSci

In its fourth quarter ended December 31, 2011, Medidata also entered into a litigation settlement with DataSci. The settlement relates to a lawsuit filed by DataSci in 2009 alleging breach of contract for failing to pay royalties under a prior license and settlement agreement executed between the parties in June 2007. As part of the settlement, Medidata paid a one-time, lump-sum payment in the amount of $6.3 million to settle the matter and obtained an irrevocable, fully-paid, worldwide, non-exclusive license to DataSci patents related to the litigation. The settlement will result in a pre-tax charge of $6.3 million, or $0.26 per diluted share, in the fourth quarter.

“In addition to resolving the ongoing litigation with DataSci and eliminating the inherent uncertainty associated with it, this settlement provides us with the flexibility to pursue potentially interesting technology opportunities in the future,” said Tarek Sherif, chief executive officer.

As previously announced, Medidata is scheduled to release its fourth quarter and full year 2011 earnings and 2012 financial guidance tomorrow morning, March 6, 2012. To facilitate comparability of its results, Medidata will also simultaneously provide a supplemental financial table excluding these events in its earnings release. The release will be followed by a conference call with investors at 8:00 a.m. Eastern time to discuss further details.

Conference Call

The company plans to host its investor conference call on March 6th at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Tuesday, March 20, 2012 by dialing 855-859-2056 domestically or 404-537-3406 internationally, with the passcode 52824804. An archive of the call will also be hosted on the “Investor” section of Medidata’s web site, http://investor.mdsol.com, for a limited period of time.

About Medidata Solutions Worldwide

Medidata Solutions is a leading global provider of SaaS clinical development solutions that enhance the efficiency of customers’ clinical trials. Medidata’s advanced solutions lower the total cost of clinical development by optimizing clinical trials from concept to conclusion: from study and protocol design, trial planning and budgeting, site negotiation, clinical portal, trial management, randomization and trial supply management, clinical data capture and management, safety events capture, medical coding to business analytics. Our diverse life science customer base spans biopharmaceutical companies, medical device and diagnostic companies, academic and government institutions, CROs and other research organizations, and includes more than 20 of the top 25 global pharmaceutical companies as well as organizations of all sizes developing life-enhancing medical treatments and diagnostics.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata's public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2010. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

CONTACT:
Investor Contact:
Medidata Solutions
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media Contact:
Lois Paul and Partners
Susan McCarron, 617-986-5767
susan_mccarron@lpp.com